October 26, 1995



          The Income Portfolio, a series of
            the EBI Funds, Inc.
          1315 Peachtree Street, N.E.
          Atlanta, Georgia  30309

          Ladies and Gentlemen:

               The Income Portfolio is a series of the EBI Funds, Inc. (the "Fund"), which is a corporation organized under the laws of the State of Maryland. You have requested our opinion as to certain matters regarding the issuance by the Fund of shares of common stock ($0.001 par value per share) ("Shares") of the Relative Return Bond Portfolio ("Bond Portfolio"), a separate series of the Fund, pursuant to an Agreement and Plan of Reorganization ("Plan") between Bond Portfolio and Income Portfolio. Under the Plan, Income Portfolio would acquire the assets of Bond Portfolio in exchange solely for the Shares and the assumption by Income Portfolio of certain identified liabilities of the Bond Portfolio. In connection with the Plan, the Fund is about to file a Pre-Effective Amendment No. 1 to its Registration Statement on Form N-14 (the "N-14") for the purpose of registering the Shares under the Securities Act of 1933, as amended ("1933 Act"), to be issued pursuant to the Plan.

               As counsel to the Income Portfolio, we have examined, among other things, such federal and state laws and originals or copies of such documents, certificates and corporate and other records as we deemed necessary or appropriate for purposes of this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us, the conformity to original documents of all documents presented to us as copies thereof and the authenticity of the original documents from which any such copies were made, which assumptions we have not independently verified. As to various matters of fact material to this opinion, we have relied upon statements and certificates of officers of the Fund.

               References in this opinion to "our knowledge," "known to us," "aware" and similar references mean the knowledge of attorneys presently with this firm who have devoted substantive attention to matters directly related to the Agreement and reorganization contemplated therein.

               Based upon the foregoing, we are of the opinion that as of the date hereof:

               1. Income Portfolio is a series of the Fund, which is a corporation duly organized and validly existing under the laws of the State of Maryland;

               2. The Fund is a Maryland corporation with power under its Amended and Restated Articles of Incorporation ("Articles") to own all of its properties and assets and, to our knowledge, to carry on its business as presently conducted;

               3. The Agreement has been duly authorized, executed and delivered by Income Portfolio, and, assuming due authorization, execution and delivery of the Agreement by Bond Portfolio, is a valid and binding obligation of Income Portfolio;

               4. The execution and delivery of the Agreement did not, and the consummation of the transactions contemplated by such Agreement will not, conflict with the Fund's Articles or By-Laws or any provision of any agreement (known to us but without any independent inquiry or investigation) to which Income Portfolio is a party or by which it is bound;

               5. To our knowledge but without any independent inquiry or investigation, no consent, approval, authorization or order of any court or governmental authority is required for the consummation by Income Portfolio of the transactions contemplated by the Agreement, except such as have been obtained under the 1933 Act, the Securities Exchange Act of 1934, the Investment Company Act of 1940 and under state securities laws; and

               6. The shares of Income Portfolio to be distributed to Bond Portfolio stockholders under the Agreement, assuming due authorization and delivery as contemplated by the Agreement, will be validly issued and outstanding and fully paid and nonassessable.

               The foregoing opinion is being furnished to, and is solely for the benefit of, the addressee named above and, except with our prior consent, is not to be used, circulated, quoted, published or otherwise referred to or disseminated for any other purpose or relied upon by any person or entity other than said addressee.

               We hereby consent to this opinion accompanying the Pre-Effective Amendment No. 1 to the Form N-14 that the Fund plans to file with the Securities and Exchange Commission and to the reference to our firm under the caption "Legal Matters" in the Prospectus/Proxy Statement filed as part of the Form N-14.

                                        Sincerely yours,

                                        KIRKPATRICK & LOCKHART LLP



                                        By: Clifford J. Alexander